SECOND AMENDMENT TO TERM LOAN AGREEMENT

This SECOND AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) dated as of December 18, 2017 by and among HEALTHCARE REALTY TRUST INCORPORATED, a corporation formed under the laws of the State of Maryland (the “Borrower”), each of the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other parties have entered into that certain Term Loan Agreement dated as of February 27, 2014 (as amended and as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”); and

WHEREAS, as of the date hereof, the outstanding principal amount of the Loans under the Credit Agreement equals $150,000,000;

WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Specific Amendments to Credit Agreement. Upon the effectiveness of this Amendment, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)The Credit Agreement is hereby amended by adding the following definitions to Section 1.01 thereof in the appropriate alphabetical location:

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Replacement Rate” has the meaning assigned thereto in Section 3.03(b).

(b)The Credit Agreement is further amended by restating the following definitions contained in Section 1.01 thereof in their entirety as follows:

“Eurodollar Rate” means, subject to implementation of a Replacement Rate in accordance with Section 3.03(b), with respect to any Eurodollar Rate Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting services approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the Eurodollar Reserve Percentage. If, for any reason, the rate referred to in the preceding clause (i) is not so published, then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the maximum rate of reserves described in the preceding clause (ii) shall result in a change in the Eurodollar Rate on the date on which such change in such maximum rate becomes effective. Each calculation by the Administrative Agent of the Eurodollar Rate shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, (x) in no event shall the Eurodollar Rate (including, without limitation, any Replacement Rate with respect thereto) be less than zero and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.03(b), in the event that a Replacement Rate with respect to the Eurodollar Rate is implemented then all references herein to the Eurodollar Rate shall be deemed references to such Replacement Rate.

“Termination Date” means December 16, 2022.

(c)The Credit Agreement is further amended by deleting the table set forth in the definition of “Applicable Percentage” and replacing it with the following:

Pricing Level	Debt Ratings (or their equivalents)	Loans that are Eurodollar Rate Loans	Loans that are Base Rate Loans
1	A-/A3 or better	0.90%	0.00%
2	BBB+/Baa1	0.95%	0.00%
3	BBB/Baa2	1.10%	0.10%
4	BBB-/Baa3	1.35%	0.35%
5	BB+/Ba1 and below	1.75%	0.75%

(d)The Credit Agreement is further amended by adding a new Section 1.07 as follows:

1.07    Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate”.

(e)The Credit Agreement is further amended by restating Section 3.03 thereof in its entirety as follows:

3.03    Inability to Determine Rates; Alternative Rate of Interest.
(a)    Inability to Determine Rates. Unless and until a Replacement Rate is implemented in accordance with Section 3.03(b) below, if the Administrative Agent reasonably determines, or the Administrative Agent is advised by the Required Lenders, that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof or otherwise that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (iii) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Required Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans and Base Rate Loans as to which the interest rate is determined by reference to the Eurodollar Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice, such revocation not to be unreasonably withheld or delayed. Upon receipt of such notice, the Borrower may revoke any pending request for the Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for the

Borrowing of Loans that are Base Rate Loans (with the Base Rate determined other than by reference to the Eurodollar Rate) in the amount specified therein.

(b)    Alternative Rate of Interest. Notwithstanding anything to the contrary in Section 3.03(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 3.03(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Credit Documents unless and until (A) an event described in Section 3.03(a)(i), (a)(ii), (b)(i), (b)(ii) or (b)(iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Credit Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.03(b). Notwithstanding anything to the contrary in this Agreement or the other Credit Documents (including, without limitation, Section 9.01), such amendment shall become effective without any further action or consent of any party other than the Administrative Agent and the Borrower so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).

(f)The Credit Agreement is further amended by restating Section 9.01 thereof in its entirety as follows:

9.01    Amendments, Etc.

No amendment or waiver of, or any consent to deviation from, any provision of this Credit Agreement or any other Credit Document shall be effective unless in writing and signed by the Borrower and the other Credit Parties, as the case may be, and except as expressly provided herein below, the Required Lenders (or the Administrative Agent for and on behalf of the Required Lenders at their direction) and acknowledged by the Administrative Agent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided, however, that:

(a)    no such amendment, waiver or consent shall be effective without the written consent of each Lender directly affected thereby (whose consent shall be sufficient therefore without the consent of the Required Lenders) where the effect would be to:

(i)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 7.01 or otherwise), it being understood that the amendment or waiver of an Event of Default shall not be considered an increase in Commitments,

(ii)    waive non-payment or postpone any date fixed by this Credit Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to any Lender hereunder or under any other Credit Document,

(iii)    reduce the principal of, or, subject to the second clause (vi) of this section set forth below, the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Credit Document; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate, or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder,

(iv)    change any provision of this Credit Agreement regarding pro rata sharing or pro rata funding with respect to (A) the making of advances (including participations), (B) the manner of application of payments or prepayments of principal, interest, or fees, or (C) the manner of reduction of commitments and committed amounts,

(v)    change any provision of this Section 9.01(a) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder,

(vi)    release all or substantially all of the Guarantors, if any, from their obligations hereunder (other than as provided herein or as appropriate in connection with transactions permitted hereunder);

(b)    [Intentionally Omitted];

(c)    [Intentionally Omitted];

(d)    unless also agreed to by the Administrative Agent, no such amendment, waiver or consent shall be effective without the written consent of the Administrative Agent where the effect would be to affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document;

(e)    [Intentionally Omitted];

(f)    while any Incremental Term Loans remain outstanding, any term of this Agreement or any other Credit Document relating to the rights or obligations of the Lenders holding such Incremental Term Loans not adverse to the rights of any Lender holding a Loan that is not an Incremental Term Loan, including any provision that becomes a part of this Agreement solely as a result of an amendment to this Agreement entered into in compliance with Section 2.16, may be amended, and the performance or observance thereof by any Credit Party or any of its Subsidiaries may be waived with the written consent of only such Lenders (and in the case of any such amendment to any Credit Document, the written consent of each Credit Party a party thereto), without the need to obtain the consent of any of the other Lenders;

and provided further, that notwithstanding anything to the contrary contained herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that other than as provided in Section 9.15:

(A)    the principal amount of the Loan of such Defaulting Lender may not be decreased, and

(B)    the rate of interest for such Defaulting Lender may not be decreased (except as expressly provided in clause (a)(iii) above) and the pro rata sharing and funding provisions referenced in clause (a)(iv) above may not be changed, in either case in a way that would affect the Defaulting Lender more adversely than the other affected Lenders, without, in any such case, the consent of such Defaulting Lender,

(ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (iii) each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein, (iv) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding, (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (vi) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Credit Documents or to enter into additional Credit Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 3.03(b) in accordance with the terms of Section 3.03(b).

(g)The Credit Agreement is further amended by deleting Schedule 2.01 attached thereto in its entirety and substituting in lieu thereof Schedule 2.01 attached hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following in form and substance satisfactory to the Administrative Agent:

(a)    (i) a counterpart of this Amendment duly executed by the Borrower, the Administrative Agent and each of Lenders and (ii) replacement Notes duly executed by the Borrower in favor of each Lender that requests such replacement Note;

(b)    a certificate of the Borrower, signed on behalf of the Borrower by the Borrower’s chief executive officer or chief financial officer, certifying that, (i) since December 31, 2016, there has not been a material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Group taken as a whole or in the facts and information regarding such entities as represented to date, nor has there been a downgrade of the Borrower’s credit rating of two or more notches, and (ii) there is no action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports (x) to materially and adversely affect the Borrower or its subsidiaries, or (y) to affect any transaction contemplated by the Credit Agreement or the ability of the Borrower and its subsidiaries or any other obligor under the guarantees to perform their respective obligations under the Credit Agreement;

(c)    (i) the Borrower’s financial statements for the period ending September 30, 2017 included in the Borrower’s Form 10-Q filed with the SEC and (ii) a Compliance Certificate calculated on a pro forma basis for the Borrower’s fiscal quarter ending September 30, 2017;

(d)    a legal opinion of the general counsel of the Borrower, in form and substance satisfactory to the Administrative Agent and the Lenders;

(e)    a certificate of the Secretary or an Assistant Secretary of the Borrower (i) as to the incumbency and signature of the officers of the Borrower executing the Amendment, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary and (ii) certifying copies of (A) the by-laws of the Borrower and (B) all corporate or other necessary action taken by the Borrower to authorize the execution, delivery and performance of the Amendment;

(f)    the certificate or articles of incorporation of the Borrower certified as of a recent date by the Secretary of State of the state of formation of the Borrower and good standing certificates for the Borrower dated not more than twenty (20) Business Days prior to the date hereof, issued by the Secretary of State or other appropriate official of the Borrower’s jurisdiction of incorporation;

(g)    evidence that all fees and expenses due and payable to the Administrative Agent, any of the Lenders and any of their respective Affiliates have been paid; and

(h)such other documents, agreements and instruments as the Administrative Agent may reasonably request.

Section 3. Post-Closing Covenant. Not later than ten (10) Business Days after the date hereof (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent good standing certificates for the Borrower dated not more than twenty (20) Business Days prior to the date hereof, issued by the Secretary of State or other appropriate official of each jurisdiction where the conduct of the Borrower’s business activities or the ownership of its properties necessitates qualification.

Section 4. Reallocations. Upon the effectiveness of this Amendment, the aggregate outstanding principal amount of all Loans under the Credit Agreement immediately prior to the effectiveness of this Amendment (the “Existing Loans”) shall be reallocated among the Lenders in accordance with the outstanding principal amount of each such Lender’s Loan set forth on Schedule 2.01 attached hereto. In order to effect such reallocations, the New Lender (as defined below) and each other Lender whose Loan after giving effect to this Amendment exceeds its Existing Loan (each, an “Assignee Lender”) shall be deemed to have purchased at par a portion of all right, title and interest in, and all obligations in respect of, the Existing Loan of the Exiting Lender (as defined below) and each Lender whose Loan after giving effect to this Amendment will be less than its Existing Loan (each, an “Assignor Lender”) so that the outstanding principal amount of the Loan of each Lender will be as set forth on Schedule 2.01 attached hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and, except for replacement Notes to be provided to any Assignee Lender requesting such replacement Note and, if applicable, any Assignor Lender requesting such replacement Note, in the principal amounts of their respective Loan upon the effectiveness of this Amendment, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Assignee Lenders shall make the proceeds of such purchases available to the Administrative Agent which shall then make such amounts of the proceeds of such purchases available to the Assignor Lenders as is necessary to purchase in full at par the Existing Loans owing to the Assignor Lender. The Assignor Lenders, the Assignee Lenders and the other Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct with respect to such reallocations and assignments so that the aggregate outstanding principal amount of the Loans shall be held by the Lenders (including the New Lender) pro rata in accordance with their respective Credit Percentages as set forth on Schedule 2.01 attached hereto.

Section 5. Representations and Warranties and Acknowledgements of New Lender. Upon the effectiveness of this Amendment, The Bank of Nova Scotia (the “New Lender”) acknowledges and agrees that it shall be a Lender under the Credit Agreement holding a Loan in the amount set forth on Schedule 2.01 hereto. Accordingly, the New Lender shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents with respect the New Lender’s Loan. The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) subject to the approval of the Administrative Agent as evidenced by its signature to this Amendment, it meets all the requirements to be an Eligible Assignee, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the New Lender’s Loan, and either it, or the person exercising discretion in making its decision with respect to such New Lender’s Loan is experienced in such matters, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to provide the New Lender’s Loan and (v) it has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to provide the New Lender’s Loan; and (b) agrees that (i) it will, independently and without reliance on the

Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

Section 6. Exiting Lender. Upon the effectiveness of this Amendment and reallocations and assignments set forth in Section 4, all outstanding amounts due under the Credit Agreement and the other Credit Documents to Regions Bank (the “Exiting Lender”) shall be paid in full, and the Exiting Lender shall cease to be a Lender under the Credit Agreement; provided, that the obligations of the Credit Parties under the Credit Documents that are intended to survive any Lender ceasing to be a Lender or a party to any Credit Document shall survive in accordance with their respective terms for the benefit of the Exiting Lender.

Section 7. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)    Corporate and Governmental Authorization; No Contravention. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations hereunder and under the Credit Agreement as amended by this Amendment are within the corporate power of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official or other Person (except for any such action or filing that has been taken and is in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Organization Documents of the Borrower or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower other than Liens created pursuant to the Credit Documents.

(b)    Binding Effect. This Amendment and the Credit Agreement as amended by this Amendment constitute valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their terms.

(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 8. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower to the Administrative Agent and the Lenders in the Credit Agreement as amended by this Amendment and the other Credit Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 9. Certain References. Each reference to the Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. This Amendment is a Credit Document.

Section 10. Costs and Expenses. The Borrower shall reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 11. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 12. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT TAKING INTO ACCOUNT CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION).

Section 13. Effect; Ratification. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only. The Credit Agreement is hereby ratified and confirmed in all respects. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Credit Agreement or any other Credit Document.

Section 14. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 15. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Term Loan Agreement to be executed as of the date first above written.

HEALTHCARE REALTY TRUST INCORPORATED

By: /s/ B. Douglas Whitman II
Name: B. Douglas Whitman II
Title: Executive Vice President - Corporate Finance

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Wells Fargo Bank, National Association, as Administrative Agent and as a Lender

By: ____/s/ Winita Lau_____________
Name: Winita Lau
Title: Senior Vice President

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PNC BANK, National association, as a Lender

By: /s/ Eric W. Staton
Name: Eric W. Staton
Title: Vice President

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Lori Jensen
Name: Lori Jensen
Title: Senior Vice President

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FIFTH THIRD BANK, as a Lender

By: /s/ Vera B. McEvoy
Name: Vera B. McEvoy
Title: Director II

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BRANCH BANKING AND TRUST COMPANY, as a Lender

By: /s/ Brad Bowen
Name: Brad Bowen
Title: Senior Vice President

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BANK OF MONTREAL, as a Lender

By: /s/ Kevin Fennell
Name: Kevin Fennell
Title: Director

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FIRST TENNESSEE BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Cathy Wind
Name: Cathy Wind
Title: Senior Vice President

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PINNACLE BANK, as a Lender

By: /s/ Todd Carter
Name: Todd Carter
Title: Senior Vice President

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THE BANK OF NOVA SCOTIA, as the New Lender

By: /s/ Michelle C. Phillips
Name: Michelle C. Phillips
Title: Director and Execution Head

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REGIONS BANK, as the Exiting Lender

By: /s/ Steven W. Mitchell
Name: Steven W. Mitchell
Title: Senior Vice President

Schedule 2.01

Lenders and Loans

Lender	Outstanding Principal Amount of Loan	Credit Percentage
Wells Fargo Bank, National Association	$22,000,000	14.67%
PNC Bank, National Association	$22,000,000	14.67%
U.S. Bank National Association	$20,000,000	13.33%
Fifth Third Bank	$20,000,000	13.33%
Branch Banking and Trust Company	$20,000,000	13.33%
Bank of Montreal	$15,000,000	10.00%
The Bank of Nova Scotia	$15,000,000	10.00%
First Tennessee Bank, National Association	$10,000,000	6.67%
Pinnacle Bank	$6,000,000	4.00%
Total:	$150,000,000	100%